UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 5, 2016

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On July 11, 2016, Ventas, Inc. (the “Company”) issued and sold 10,260,434 shares (the “Shares”) of its common stock, par value $0.25 per share (“Common Stock”), in a registered public offering pursuant to a Registration Statement on Form S-3 (File No. 333-202586) filed under the Securities Act of 1933, as amended, which Registration Statement became automatically effective on March 6, 2015.  The Shares were sold pursuant to an Underwriting Agreement dated July 5, 2016 (the “Underwriting Agreement”) among the Company, Ventas Realty, Limited Partnership and J.P. Morgan Securities LLC (the “Underwriter”), and include 1,260,434 Shares being issued pursuant to the partial exercise by the Underwriter of its 30-day option to purchase up to an additional 1,350,000 shares of Common Stock.  The Company expects to receive net proceeds from the offering, including the partial exercise of the Underwriter’s option to purchase additional shares of Common Stock, of approximately $735.3 million (or approximately $741.7 million if the Underwriter’s option to purchase additional shares of Common Stock is exercised in full) after deducting its estimated expenses.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

Not applicable.

(b)  Pro Forma Financial Information.

Not applicable.

(c)  Shell Company Transactions.

Not applicable.

(d)         Exhibits:

Exhibit Number	Description
1.1	Underwriting Agreement, dated July 5, 2016, among Ventas, Inc., Ventas Realty, Limited Partnership and J.P. Morgan Securities LLC.

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in their opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: July 11, 2016	By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, Chief
Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated July 5, 2016, among Ventas, Inc., Ventas Realty, Limited Partnership and J.P. Morgan Securities LLC.

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in their opinion filed as Exhibit 5.1).